Exhibit 99.1

Contacts:

Foundry Networks	Foundry Networks	FD
Chief Financial Officer	Treasurer	Investor Relations
Dan Fairfax	Michael Iburg	Brendan Lahiff
408.207.1700	408.207.1305	415.293.4425
dfairfax@foundrynet.com	miburg@foundrynet.com	brendan.lahiff@fd.com
FOUNDRY NETWORKS REPORTS
THIRD QUARTER 2008 RESULTS
     SANTA CLARA, CA — October 23, 2008 — Foundry Networks™, Inc. (Nasdaq: FDRY), a performance and total solutions leader for end-to-end switching and routing, today announced financial results for its third quarter ended September 30, 2008.
     Foundry’s revenue for the third quarter of 2008 was $165.9 million, compared to $159.5 million in the third quarter of 2007, and compared to $160.7 million in the second quarter of 2008. Net income was $17.8 million or $0.12 per diluted share, compared to net income of $27.6 million, or $0.18 per diluted share in the third quarter of 2007, and net income of $18.3 million, or $0.12 per diluted share in the second quarter of 2008.
     Revenue for the first nine months of 2008 was $476.6 million, compared to $438.6 million for the first nine months of 2007. Net income for the first nine months of 2008 was $50.1 million, or $0.33 per diluted share, compared to net income of $52.3 million, or $0.34 per diluted share, for the same period in 2007.
     Included in Foundry’s results for the third quarter of 2008 were $13.4 million of non-cash stock-based compensation expense and $2.8 million of expense for costs arising out of our pending acquisition by Brocade Communications Systems, Inc. and related litigation. Excluding these expenses and the related tax effect, non-GAAP net income in the third quarter of 2008 was $28.4 million and non-GAAP net income per diluted share was $0.19 per share. Please refer to the table below for a reconciliation of GAAP to non-GAAP net income.

     In the third quarter of 2008, North American non-Federal commercial revenue represented 47.6% of total revenue, representing a decrease of approximately 15.6% from the prior quarter. This was offset by sales to the U.S. Federal Government, which represented 28.3% of total revenue and was up 68.7% sequentially, a record high for Foundry. Sales to Europe, the Middle East and Africa (EMEA) represented 14.7% of total revenue, representing an increase of 2.3% from the prior quarter. Sales to Japan represented 4.1% of total revenue while the rest of Asia represented 5.4%. The Company ended the quarter with $1,006.7 million in cash and securities and the book-to-bill ratio was equal to one.
     About Non-GAAP Financial Measures
Foundry uses non-GAAP net income and non-GAAP net income per share for internal planning purposes, to assess the results of its business on an ongoing basis, to determine management compensation, and for the convenience of analysts and investors. These measures are not in accordance with, or an alternative to, similarly-named measures under GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Foundry believes these measures provide useful information to its management, board of directors and investors regarding Foundry’s performance when used in conjunction with GAAP information. Foundry believes it is useful to investors to receive information about how items in the statement of operations are affected by stock-based compensation, the expenses related to the stock option investigation and restatement of the Company’s consolidated financial statements, costs related to the pending acquisition by Brocade Communications Systems, Inc., litigation expense incurred related to an action brought against the Board of Directors of Foundry as a result of the pending acquisition and the related income tax effect of these items. Stock-based compensation expense consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with awards granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R). The Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense. The Company also excludes legal, accounting and one-time employee compensation costs related to the stock option investigation and restatement of the Company’s consolidated financial statements in addition to costs related to the pending acquisition by Brocade Communications Systems, Inc. and litigation expense related to the pending acquisition because these expenses do not reflect the Company’s ongoing business and the exclusion of these expenses improves the ability of investors to compare its period-over-period operating results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.
About Foundry Networks
     Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, metro and core routers. Foundry’s customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenue:
Product	$137,494	$136,974	$398,200	$372,976
Service	28,408	22,523	78,436	65,574

Total net revenue	165,902	159,497	476,636	438,550

Cost of revenue:
Product	51,788	55,032	151,795	157,864
Service	7,333	4,395	23,112	15,305

Total cost of revenue	59,121	59,427	174,907	173,169

Gross margin	106,781	100,070	301,729	265,381

Operating expenses:
Research and development	24,032	18,425	67,685	57,528
Sales and marketing	46,580	38,425	140,106	116,985
General and administrative	11,267	10,271	33,311	32,975
Other charges, net	2,773	60	2,773	5,660

Total operating expenses	84,652	67,181	243,875	213,148

Income from operations	22,129	32,889	57,854	52,233
Interest and other income, net	4,685	11,440	20,413	32,337

Income before provision for income taxes	26,814	44,329	78,267	84,570
Provision for income taxes	8,972	16,761	28,193	32,279

Net income	$17,842	$27,568	$50,074	$52,291

Basic net income per share	$0.12	$0.19	$0.34	$0.35

Weighted average shares used in computing basic net income per share	147,301	148,897	146,542	147,768

Diluted net income per share	$0.12	$0.18	$0.33	$0.34

Weighted average shares used in computing diluted net income per share	153,103	156,486	151,098	154,776

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$1,006,727	$965,668
Accounts receivable, net	115,611	124,234
Inventories	51,874	42,384
Prepaid expenses and other current assets	23,428	12,439
Deferred tax assets	79,731	79,214
Property and equipment, net	6,948	9,658
Other long-term assets	5,874	5,234

Total assets	$1,290,193	$1,238,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$23,426	$23,892
Accrued payroll and related expenses	37,863	50,806
Other accrued expenses	12,045	12,382
Income taxes payable	12,296	11,860
Deferred product and support revenue	92,762	80,767
Other long-term liabilities	364	475

Total liabilities	178,756	180,182

Stockholders’ equity	1,111,437	1,058,649

Total liabilities and shareholders’ equity	$1,290,193	$1,238,831

(1)	Includes $87.4 million of long-term marketable securities at September 30, 2008 and $58.1 million at December 31, 2007.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2007.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,074	$52,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,378	8,395
Stock-based compensation expense	38,586	32,801
Provision for doubtful accounts	361	(359)
Provision for sales returns	(533)	(592)
Inventory provisions	6,050	3,138
Benefit for deferred income taxes	(516)	(3,243)
Excess tax benefits from stock-based compensation	(4,302)	(6,342)
Changes in operating assets and liabilities:
Accounts receivable	8,795	(35,562)
Inventories	(15,476)	(11,144)
Prepaid expenses and other assets	(12,528)	(11,668)
Accounts payable	(466)	(3,049)
Accrued payroll and related expenses	(12,943)	6,337
Income taxes payable	4,675	17,640
Other accrued expenses	(449)	(1,457)
Deferred product and support revenue	11,994	10,098

Net cash provided by operating activities	80,700	57,284

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	138,314	(22,905)
Purchases of property and equipment, net	(2,425)	(4,180)

Net cash provided by (used in) investing activities	135,889	(27,085)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock under stock plans, net of repurchases	46,759	38,045
Repurchase and retirement of common stock	(75,580)	(37,975)
Excess tax benefits from stock-based compensation	4,302	6,342

Net cash provided by (used in) financing activities	(24,519)	6,412

Increase in cash and cash equivalents	192,070	36,611
Effect of exchange rate changes on cash	692	(312)
Cash and cash equivalents, beginning of period	331,961	258,137

Cash and cash equivalents, end of period	$524,723	$294,436

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$35,735	$25,957

FOUNDRY NETWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EPS
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income excluding certain charges and benefits (Non-GAAP)	$28,448	$35,903	$76,735	$80,770
Stock-based compensation expense (1)	(13,427)	(13,286)	(38,586)	(32,801)
Stock option investigation and related compensation costs (2)	—	(60)	—	(13,246)
Acquisition related costs (3)	(2,773)	—	(2,773)	—
Income tax effect	5,594	5,011	14,698	17,568

Net income	$17,842	$27,568	$50,074	$52,291

Diluted net income per share excluding certain charges and benefits (Non-GAAP)	$0.19	$0.23	$0.51	$0.52
Stock-based compensation expense (1)	(0.09)	(0.08)	(0.26)	(0.21)
Stock option investigation and related compensation costs (2)	—	—	—	(0.09)
Acquisition related costs (3)	(0.02)	—	(0.02)	—
Income tax effect	0.04	0.03	0.10	0.12

Diluted net income per share	$0.12	$0.18	$0.33	$0.34

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September30,
	2008	2007	2008	2007
Cost of product revenue	$421	$385	$1,326	$1,019
Cost of service revenue	891	601	2,613	1,464
Research and development	4,899	4,956	13,617	11,734
Sales and marketing	5,150	5,108	15,122	12,705
General and administrative	2,066	2,236	5,908	5,879

Total	$13,427	$13,286	$38,586	$32,801

(2)	Reflects expenses related to the independent review of our stock option practices, which began in June 2006, and related legal, accounting, and compensation costs as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of product revenue	$—	$—	$—	$250
Cost of service revenue	—	—	—	228
Research and development	—	—	—	3,305
Sales and marketing	—	—	—	3,128
General and administrative	—	—	—	675
Other charges, net	—	60	—	5,660

Total	$—	$60	$—	$13,246

(3)	Reflects expenses due to our pending acquisition by Brocade Communications Systems, Inc. and litigation expense related to an action brought against the Board of Directors of Foundry as a result of the pending acquisition. The costs are included in other charges, net in our condensed consolidated statements of income.